UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 27, 2004

                          OTISH MOUNTAIN DIAMOND CORP.
             (Exact name of registrant as specified in its charter)

             Nevada                    00-32747             98-0218688
             ------                    --------             ----------
(State or other jurisdiction of   (Commission File     (I.R.S. Employer
incorporation or organization)          Number)        Identification Number)

   One Penn Plaza, Suite 3600, 250 West 34th Street, New York, New York 10119
   --------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (212) 849-6849
                                 --------------
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  5.02.  RESIGNATION  OF  A  DIRECTOR

On August 16, 2004, James "Jim" Chapman resigned from the Board of Directors of Otish Mountain Diamond Corporation ("Company"). Mr. Chapman has served as a director of the Company since November 2003. He resigned from the Board of the Company because of other work-related commitments and his extensive travel schedule. Mr. Chapman is not presently serving on the Board of Directors of any other companies.

Prior to the resignation by Mr. Chapman from the Board of Directors, the Board of Directors consisted of three members. The Board of Directors has decided not to fill the vacant position created by Mr. Chapman's resignation at this time.

The Board of Directors does not have any committees at this time. Therefore, Mr. Chapman did not serve on any committees.

Mr. Chapman was given 200,000 shares of Company common stock, equivalent to less than 1% of the issued and outstanding shares as of April 7, 2004, and $1,000.00 as consideration for his service as a director. Other than that stock and cash compensation, there have been no related party transactions between Mr. Chapman and the Company to be disclosed pursuant to Item 404(a) of Regulation S-B.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits


EXHIBIT NUMBER     DESCRIPTION

17                 Mr. Chapman's Letter of Resignation, dated August 16, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            OTISH MOUNTAIN DIAMOND CORP.
                                            (Registrant)
                                            ----------------------------
                                            MASSIMILIANO POZZONI
                                            CHIEF EXECUTIVE OFFICER
                                            (DULY AUTHORIZED OFFICER)

                                            Date: October    , 2004
                                                         ----

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                                  EXHIBIT INDEX

EXHIBIT NUMBER     DESCRIPTION
17                 Mr. Chapman's Letter of Resignation, dated August 16, 2004.

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